Oppenheimer New Jersey Municipal Fund
N-SAR Exhibit – Item 77Q1

A copy of the Fund’s Restated Investment Advisory Agreement follows:

1.
Form N-SAR of Oppenheimer New Jersey Municipal Fund (the “Registrant”) filed with the Securities and Exchange Commission on April 1, 2013 (Accession Number 0000074673-13-000004), includes the following materials, which are hereby incorporated by reference in response to Item 77Q of the Registrant’s Form N-SAR:

•	Restated Investment Advisory Agreement dated 1/1/13.

•	Investment Subadvisory Agreement dated 1/1/13.

In addition, the following is Exhibit A to the Investment Subadvisory Agreement dated 1/1/13:

EXHIBIT A

TO SUBADVISORY AGREEMENT

SubAdvisory Fee

The Adviser will pay the SubAdviser a SubAdvisory Fee calculated in the same manner as the investment management fee paid by the Fund to the Adviser under the Advisory Agreement, which SubAdvisory Fee shall not exceed 90% of the investment management fee collected by the Adviser from the Fund, and which shall be calculated after any investment management fee waivers (i) required by the Fund’s Board of Trustees or (ii) voluntarily agreed to by both the Adviser and the SubAdviser.

Oppenheimer Rochester National Municipals
N-SAR Exhibit – Item 77Q1

A copy of the Fund’s Restated Investment Advisory Agreement follows:

2.
Form N-SAR of Oppenheimer Rochester National Municipals (the “Registrant”) filed with the Securities and Exchange Commission on April 1, 2013 (Accession Number 0000074673-13-000004), includes the following materials, which are hereby incorporated by reference in response to Item 77Q of the Registrant’s Form N-SAR:

•	Restated Investment Advisory Agreement dated 1/1/13.

•	Investment Subadvisory Agreement dated 1/1/13.

In addition, the following is Exhibit A to the Investment Subadvisory Agreement dated 1/1/13:

EXHIBIT A

TO SUBADVISORY AGREEMENT

SubAdvisory Fee

The Adviser will pay the SubAdviser a SubAdvisory Fee calculated in the same manner as the investment management fee paid by the Fund to the Adviser under the Advisory Agreement, which SubAdvisory Fee shall not exceed 90% of the investment management fee collected by the Adviser from the Fund, and which shall be calculated after any investment management fee waivers (i) required by the Fund’s Board of Trustees or (ii) voluntarily agreed to by both the Adviser and the SubAdviser.

Oppenheimer Pennsylvania Municipal Fund
a series of Oppenheimer Multi-State Municipal Trust

N-SAR Exhibit – Item 77Q1

A copy of the Fund’s Restated Investment Advisory Agreement follows:

1.
Form NSAR of Oppenheimer Pennsylvania Municipal Fund (the “Registrant”), filed with the Securities and Exchange Commission on April 1, 2013 (Accession Number 0000074673-13-000004), includes the following materials, which are hereby incorporated by reference in response to Item 77Q of the Registrant’s Form N-SAR:

•	Restated Investment Advisory Agreement dated 1/1/13.

•	Investment Subadvisory Agreement dated 1/1/13.

In addition, the following is Exhibit A to the Investment Subadvisory Agreement dated 1/1/13:

EXHIBIT A

TO SUBADVISORY AGREEMENT

SubAdvisory Fee

The Adviser will pay the SubAdviser a SubAdvisory Fee calculated in the same manner as the investment management fee paid by the Fund to the Adviser under the Advisory Agreement, which SubAdvisory Fee shall not exceed 90% of the investment management fee collected by the Adviser from the Fund, and which shall be calculated after any investment management fee waivers (i) required by the Fund’s Board of Trustees or (ii) voluntarily agreed to by both the Adviser and the SubAdviser.